Exhibit 3.1


                              ARTICLES OF AMENDMENT
                                     to the
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       of
                          GULF ISLAND FABRICATION, INC.


         Gulf Island Fabrication, Inc., a Louisiana corporation (the "Corporation"), by and through its undersigned Vice President and Chief Financial Officer and by authority of its Board of Directors (the "Board of Directors"), does hereby certify:

         FIRST: Immediately prior hereto, the authorized capital stock of the Corporation consisted of (i) 20,000,000 shares of Common Stock, no par value per share; and (ii) 5,000,000 shares of Preferred Stock, no par value per share. The Amended and Restated Articles of Incorporation of the Corporation filed with the Louisiana Secretary of State on February 14, 1997, sets forth the authority vested in the Board of Directors to amend the Articles of Incorporation to fix the relative rights, preferences and limitations of the shares of any class and to establish and fix variations in relative rights as between series of any preferred or special class; and

         SECOND: At a meeting of the Board of Directors held on March 24, 2009, the Board of Directors, acting pursuant to Section 33A of the Business Corporation Law of Louisiana, duly adopted resolutions approving an Amendment to
Article III of the Corporation's Amended and Restated Articles of Incorporation, as in effect prior to the date hereof, by amending and restating Article III so as to read in its entirety as follows:

                                   Article III
                                     Capital

         A. Authorized Stock. The Corporation shall have the authority to issue an aggregate of 25,000,000 shares of capital stock, of which 20,000,000 shares shall be Common Stock, no par value per share, and 5,000,000 shares shall be Preferred Stock, no par value per share.

         B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Authority is hereby vested in the Board of Directors to amend these Articles of Incorporation from time to time to fix the preferences, limitations and relative rights as between the Preferred Stock and the Common Stock, and to fix variations in the preferences, limitations and relative rights as between different series of Preferred Stock.

         C. Series A Preferred Stock. The Corporation's Series A Participating Cumulative Preferred Stock shall consist of 15,000 shares of Preferred Stock having the preferences, limitations and relative rights set forth below. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Participating Cumulative Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options or rights or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Participating Cumulative Preferred Stock.

                  (1) The holders of Series A Participating Cumulative Preferred Stock shall have the following dividend rights.

                           (a)  Subject  to the  rights  of the  holders  of any
shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Participating Cumulative Preferred Stock with respect to dividends, the holders of shares of Series A Participating Cumulative Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, no par value, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Cumulative Preferred Stock. In the event the Corporation shall at any time after March 25, 2009 (the "Declaration Date") (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) The  Corporation  shall  declare  a  dividend  or
distribution on the Series A Participating Cumulative Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Participating Cumulative Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           (c) Dividends shall begin to accrue and be cumulative
on outstanding shares of Series A Participating Cumulative Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Cumulative Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends of such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 45 days prior to the date fixed for the payment thereof.

                  (2) In addition to any voting rights otherwise required by law, the holders of shares of Series A Participating Cumulative Preferred Stock shall have the following voting rights:

                           (a)   Subject  to  the   provision   for   adjustment
hereinafter set forth, each share of Series A Participating Cumulative Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                           (b) Except as otherwise provided in the Corporation's
Articles of Incorporation or by law, the holders of shares of Series A Participating Cumulative Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           (c) Except as set forth  herein,  holders of Series A
Participating Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                  (3) Any shares of Series A Participating  Cumulative Preferred
Stock  purchased  or  otherwise  acquired  by  the  Corporation  in  any  manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the shareholders or the Board of Directors, subject to the conditions and restrictions on issuance set forth in the Corporation's Articles of Incorporation.

                  (4) The Corporation shall abide by the following restrictions:

                           (a) Whenever  quarterly  dividends or other dividends
or distributions payable on the Series A Participating Cumulative Preferred Stock as provided for in Section 1 are in arrears or the Corporation shall be in default in payment thereof, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Cumulative Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Participating Cumulative Preferred Stock may have in such circumstances, the Corporation shall not:

                           1. declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock;

                           2. declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                                    up)   with  the   Series   A   Participating
                                    Cumulative Preferred Stock, unless dividends
                                    are   paid   ratably   on   the   Series   A
                                    Participating Cumulative Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           3. redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock; or

                           4. redeem or purchase or otherwise acquire for consideration any shares of Series A Participating Cumulative Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Cumulative Preferred Stock (either as to dividends or upon liquidation, dissolution or winding
                                    up),  except in  accordance  with a purchase
                                    offer made in writing or by publication  (as
                                    determined by the Board of Directors) to all
                                    holders  of such  shares  upon such terms as
                                    the Board of Directors,  after consideration
                                    of the respective  annual dividend rates and
                                    other relative rights and preferences of the
                                    respective   series   and   classes,   shall
                                    determine in good faith will result in fair and equitable treatment among the respective series or classes.

                           (b) The  Corporation  shall not permit any subsidiary
of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  (5) Upon any liquidation, dissolution or winding up of the Corporation, the holders of Series A Participating Cumulative Preferred Stock shall have the following rights:

                           (a) No distribution  shall be made (1) to the holders
of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Cumulative Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Cumulative Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that following such payment the holders of Series A Participating Cumulative Preferred Stock shall be further entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Cumulative Preferred Stock, except distributions made ratably on the Series A Participating Cumulative Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                           (b)  In  the  event,  however,  that  there  are  not
sufficient assets available to permit payment in full of the above-described liquidation preference of the Series A Participating Cumulative Preferred Stock and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Cumulative Preferred Stock, then such remaining assets shall be distributed ratably to the holders of all such parity shares in proportion to their respective liquidation preferences.

                           (c) In the event the  Corporation  shall at any time,
after the Declaration Date, declare or pay a dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Participating Cumulative Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (a) of this Section 5 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (6) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Cumulative Preferred Stock shall at the same time be similarly exchanged or converted in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Declaration Date (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or conversion of shares of Series A Participating Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (7) The shares of Series A Participating Cumulative Preferred Stock shall not be redeemable.

                  (8) The Series A Participating Cumulative Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all shares or series of shares of any other class of the Corporation's Preferred Stock.

                  (9) The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Participating Cumulative Preferred Stock, voting separately as a class.

                  (10) Series A Participating Cumulative Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Cumulative Preferred Stock.

                               * * * * * * * * * *


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

         IN WITNESS WHEREOF, the undersigned duly authorized officers of the Corporation have executed and delivered these Articles of Amendment on this 25th day of March, 2009.

                                               GULF ISLAND FABRICATION, INC.



                                               By:      /s/Robin A. Seibert
                                                    ----------------------------
                                               Name:   Robin A. Seibert
                                               Title:  Vice President and
                                                       Chief Financial Officer

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF ORLEANS


         BEFORE ME, the undersigned authority, personally came and appeared Robin A. Seibert, to me known to be the Vice President and Chief Financial Officer of Gulf Island Fabrication, Inc., and the person who executed the foregoing instrument in such capacity, and who, being duly sworn, acknowledged in my presence and in the presence of the undersigned witnesses, that he was authorized to and did execute the foregoing instrument in such capacity for such corporation, as its and their free act and deed.

                  IN WITNESS WHEREOF, the appearer, witnesses and I have hereunto affixed our hands on this 25th day of March, 2009.


WITNESSES:

/s/ Catherine Blume                       /s/ Robin A. Seibert
--------------------------------------    --------------------------------------
Name:   Catherine Blume                             Robin A. Seibert
                                                    Vice President and
                                                    Chief Financial Officer
                                                    Gulf Island Fabrication


/s/ Sue L. Ryan
--------------------------------------
Name:  Sue L. Ryan



                               Kelly C. Simoneaux
                               ------------------
                                  NOTARY PUBLIC